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                                                                   EXHIBIT 10.26


                             FIFTH AMENDMENT TO THE
                     CLUBCORP EMPLOYEE STOCK OWNERSHIP PLAN

         This Amendment is made by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. ("ClubCorp").

                                   WITNESSETH:

         WHEREAS, ClubCorp previously maintained the ClubCorp Stock Investment Plan (the "Prior Plan");

         WHEREAS, ClubCorp amended and restated the Prior Plan, effective January 1, 1999, as the ClubCorp Employee Stock Ownership Plan ("CCESOP");

         WHEREAS, ClubCorp has subsequently amended the CCESOP with the most recent amendment effective December 29, 1999;

         WHEREAS, ClubCorp now desires to amend the CCESOP: (i) to clarify certain provisions of the CCESOP relating to PreTax Contributions and (ii) to clarify that the CCESOP will not be required to issue fractional shares upon distribution but instead will distribute any fractional shares held in a participant's account in the form of cash; and

         WHEREAS, the CCESOP may be amended by ClubCorp pursuant to the provisions of Article 15 of the CCESOP, and ClubCorp desires to amend the CCESOP.

         NOW, THEREFORE, the CCESOP is amended as follows:

         1. Existing Section 4.04 of the CCESOP entitled "Pre-Tax
Contributions; Change of Election" is hereby amended effective as of January 1, 1995 by adding Subsection (c) to the existing Section 4.04(1) as follows:

                  "(c) Notwithstanding the preceding, in no event may a Participant defer an amount as a Pre-Tax Contribution which is in excess of the actual amount payable to such Participant from the Employer for such payroll period as is entered on the Participant's paycheck for such payroll period."



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         2. Existing Section 11.01(1) of the CCESOP is deleted in its entirety, and the following is substituted in its place effective as of January 1, 1999:

                     "11.01(1) Upon a Participant's: (i) retirement on or after his Normal Retirement Date; (ii) retirement due to disability;
             (iii) death; or (iv) termination of employment (subject to Section 4.09), he or his Beneficiary shall be entitled to payment in an amount determined in accordance with the provisions of Article 7, 8, 9, or 10. All distributions shall be either solely in cash or solely in whole shares of Company Stock (with the value of any fractional share paid in cash) to the extent such Participant's Account is invested in Company Stock, (but not both) as elected by the Participant or his Beneficiary. The amount to which a Participant is entitled shall be paid to him or his Beneficiary or to an Alternate Payee in: (i) a single lump sum distribution; or
             (ii) installments subject to the limitations set forth in Subsection 11.01(2)."


         3. Existing Section 13-10 of the CCESOP is deleted in its entirety and the following is substituted in its place effective as of January 1. 1999:

                     "13.10 Designation of Named Fiduciaries and Allocation of
             Responsibility. ERISA requires that certain persons, who are deemed to be "fiduciaries," as defined in ERISA Section 3(21)(A), be designated as "Named Fiduciaries" in the Plan. The Company, the Plan Administrator, and the Trustees are hereby designated Named Fiduciaries. Each Named Fiduciary shall have only the powers, duties and responsibilities specifically allocated to such fiduciary pursuant to the terms of this Plan and the Trust. Each Named Fiduciary may, by written instrument, allocate some or all of its responsibilities to another fiduciary or designate another person to carry out some or all of its fiduciary responsibilities. Each fiduciary under the Plan (including fiduciaries to whom responsibilities are allocated by a Named Fiduciary) will be furnished a copy of the Plan, and their acceptance of such responsibility will be made by agreeing in writing to act in the capacity designated. No Named Fiduciary shall be liable for an act or omission of any person who is allocated a fiduciary responsibility or who is designated to carry out such responsibility by a Named Fiduciary, except to the extent that the Named Fiduciary did not act in accordance with the standards contained in SUBSECTION 13.11(2) with respect to the allocation or designation of a fiduciary duty. Any person or group of persons may serve in more than one(l) fiduciary capacity with respect to the Plan."




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         IN WITNESS WHEREOF, ClubCorp, Inc., acting by through its duly authorized officer, has executed this Fifth Amendment on this 15 day of December, 2000.


                                            CLUBCORP, INC.

                                            By: /s/ KIM S. BESSE
                                               ---------------------------------
                                            Title: Senior Vice President
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